Exhibit (a)(1)(C)
NOTICE OF WITHDRAWAL
OF SURRENDER OF
Liquid Yield Optiontm Notes Due March 29, 2021;
Convertible Debentures due 2023; and
3 1/2% Subordinated Convertible Debentures due 2052
issued by
INCO LIMITED
CUSIP Numbers:
453258 AL 9, 453258 AM 7
453258 AS 4, 453258 AT 2
453258 AR 6
Pursuant to the Notice of Change in Control and Offer to Purchase given by
Inco Limited
Dated November 13, 2006
       SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, THE RIGHT OF HOLDERS TO SURRENDER SECURITIES FOR PURCHASE EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, JANUARY 5, 2007 (THE “PURCHASE DATE”). SECURITIES SURRENDERED FOR PURCHASE MAY BE WITHDRAWN IF THE REGISTERED HOLDER SUBMITS AND THE PAYING AGENT RECEIVES THIS COMPLETED AND SIGNED NOTICE OF WITHDRAWAL PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE PURCHASE DATE. HOLDERS THAT SURRENDER THROUGH DTC NEED NOT SUBMIT A PHYSICAL PURCHASE NOTICE TO THE PAYING AGENT IF SUCH HOLDERS COMPLY WITH THE TRANSMITTAL PROCEDURES OF DTC.
The Paying Agent is:
The Bank of New York

By Regular, Registered or Certified	By Facsimile:
Mail or Overnight Courier:	(212)-298-1915
The Bank of New York	Attention: Mr. William Buckley
Corporate Trust Operations
Reorganization Unit	Confirm Receipt of Facsimile Only:
101 Barclay Street, 7 East	Telephone: (212)-815-5788
New York, NY 10286
Attn.: Mr. William Buckley
      Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Notice of Change in Control and Offer to Purchase, dated November 13, 2006 (the “Offer to Purchase”), of Inco Limited, (the “Company”), and the accompanying Purchase Notice, relating to the offer to purchase by the Company, at the option of the holder thereof (the “Holder”), the Company’s Liquid Yield Optiontm Notes due 2021 (the “LYONs”), Convertible Debentures due 2023 (the “2023 Debentures”) and 3 1/2% Subordinated Convertible Debentures due 2052 (the “2052 Debentures”) (collectively, the “Securities”), subject to the terms and conditions of the Indentures, the Securities and related offer materials, as amended and supplemented from time to time (the “Offer”).
      This Notice of Withdrawal is to be completed by registered Holders of Securities desiring to withdraw the surrender of such Securities in the Offer if (i) Securities have been previously surrendered to the Paying Agent, or (ii) delivery of such Securities has been previously made by book-entry transfer to the Paying Agent’s account at The Depository Trust Company (“DTC”) pursuant to the book-entry transfer procedures described under the caption “Procedures to Be Followed by Holders Electing to Surrender Securities for Purchase” in the Offer to Purchase.

Ladies and Gentlemen:
      The undersigned hereby withdraws the undersigned’s surrender for purchase to the Company of the Securities described below, which Securities were previously surrendered for purchase pursuant to the Offer to Purchase.
      The undersigned understands that the withdrawal of Securities previously surrendered to the Offer, effected by this Notice of Withdrawal, may not be rescinded and that such Securities will no longer be deemed to be validly surrendered for purchase for purposes of the undersigned’s Purchase Notice. Such withdrawn Securities may be resurrendered for purchase only by following the procedures for surrendering set forth in the Offer to Purchase and in the accompanying Purchase Notice.
      All authority conferred or agreed to be conferred in this Notice of Withdrawal shall not be affected by and shall survive the death or incapacity of the undersigned, and any obligations of the undersigned under this Notice of Withdrawal shall be binding upon the heirs, personal and legal representatives, trustees in bankruptcy, successors and assigns of the undersigned.
DESCRIPTION OF SECURITIES BEING WITHDRAWN

Aggregate Amount
		Payable	Aggregate Amount
		at Maturity	Payable
		(LYONs and	at Maturity
		2023 Debentures)	(LYONs and	Aggregate
		or Principal	2023 Debentures)	Amount Payable
		Amount (2052	or Principal	at Maturity or
		Debentures)	Amount	Principal Amount
		(as applicable)	(2052 Debentures)	Which Remains
Name(s) and Address(es) of Registered Holder(s)	Certificate	Represented by	(as applicable)	Subject to
(Please fill in, if blank)	Number(s)*	Securities	being withdrawn**	Purchase Notice

TOTAL AMOUNT PAYABLE AT MATURITY AND/ OR PRINCIPAL AMOUNT BEING WITHDRAWN

* Need not be completed by Holders surrendering the Securities by book-entry transfer.
** Unless otherwise indicated in the column labeled “Aggregate Amount Payable at Maturity (LYONs and 2023 Debentures) or Principal Amount (2052 Debentures) (as applicable) being withdrawn” and subject to the terms and conditions of the Offer to Purchase, a Holder will be deemed to have withdrawn the entire aggregate principal amount at maturity represented by the Securities indicated in the column labeled “Aggregate Amount Payable at Maturity (LYONs and 2023 Debentures) or Principal Amount (2052 Debentures) (as applicable) Represented by Securities.”

METHOD OF DELIVERY

☐	Check here if Securities were physically delivered to the Paying Agent.

☐	Check here if Securities were delivered by book-entry transfer made to the account maintained by the Paying Agent with DTC and complete the following:
Name of Surrendering Institution:
________________________________________________________________________________ (Please Print)
Address:
________________________________________________________________________________ (Please Print)

Zip Code or Postal Code
Telephone:
________________________________________________________________________________
Facsimile:
________________________________________________________________________________
Contact Person:
________________________________________________________________________________
Date Surrendered:
________________________________________________________________________________
DTC Account Number:
________________________________________________________________________________
Transaction Code Number:
________________________________________________________________________________

PLEASE SIGN BELOW
(TO BE COMPLETED BY ALL REGISTERED HOLDERS OF
SECURITIES BEING WITHDRAWN)
      This Notice of Withdrawal must be signed by the registered Holder(s) of Securities exactly as his (their) name(s) appear(s) on certificate(s) for Securities or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Withdrawal. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to the Company of such person’s authority to so act.
      If the signature appearing below is not of the registered Holder(s) of the Securities, then the registered Holder(s) must sign a valid power of attorney.

(Signature(s) of Holder(s) or Authorized Signatory)
Date: _____________________________________________, 2006
Name(s):

(Please Print)
Capacity:

Address:

(Including Zip Code)
Area Code and Telephone No.: (       )

SIGNATURE GUARANTEE (IF REQUIRED)
Certain Signatures Must be Guaranteed by an Eligible Institution

(Name of Eligible Institution Guaranteeing Signatures)

(Address (including zip code) and Telephone Number (including area code) of Eligible Institution)

(Authorized Signature)

(Printed Name)

(Title)
Date: _____________________________________________, 2006